Registration No. 333-112913

As filed with the Securities and Exchange Commission on July 28, 2021

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONO-TEK CORPORATION

(Exact name of Registrant as specified in its charter)

New York	14-1568099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2012 Route 9W

Milton, NY 12547

845-795-2020

(Address and telephone number of Registrant's principal executive offices)

Sono-Tek Corporation 2003 Stock Incentive Plan

(Full title of plans)

Christopher L. Coccio

Sono-Tek Corporation

2012 Route 9W

Milton, NY 12547

845-795-2020

(Name, address and telephone number of agent for service)

Copies of all Correspondence to:

David M. Henkoff, Esq.

Eilenberg & Krause LLP

11 East 44th Street

New York, NY 10017

Tel: 212-986-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☑	Smaller reporting company ☑	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The sole purpose of this Post-Effective Amendment No. 1 to Sono-Tek Corporation’s (the “Company’s”) Form S-8 Registration Statement originally filed with the Securities and Exchange Commission on February 18, 2004 (the “Original Registration Statement”), is to file the consent of Liggett & Webb, P.A. to the incorporation by reference into this Form S-8 of Liggett & Webb’s report dated May 29, 2020, relating to the consolidated financial statements of the Company, included in the Company’s Annual Reports on Form 10-K for its fiscal years ended February 28, 2021 and February 29, 2020. This Post-Effective Amendment No. 1 to Form S-8 does not update, amend or modify any other information, statements or disclosure contained in the Original Registration Statement, except as otherwise referenced herein.

Item 8. Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Numbers	Description of Document
3.1	Certificate of Incorporation of the Registrant and all amendments thereto (incorporated herein by reference to the Registrant’s Registration Statement on Form S-8, File No. 333-112913.)
3.2	By-laws of the Registrant, as amended (incorporated herein by reference to the Company’s Current Report on Form 8-K dated March 7, 2019 and filed with the Securities and Exchange Commission on March 13, 2019)
4.1	Sono-Tek Corporation 1993 Stock Incentive Plan, as amended (incorporated herein by reference to the Registrant’s Registration Statement on Form S-8, File No. 333-112913)
4.2	Sono-Tek Corporation 2003 Stock Incentive Plan (incorporated herein by reference to the Registrant’s Registration Statement on Form S-8, File No. 333-112913)
4.3	Form of Incentive Stock Option Agreement (incorporated herein by reference to the Registrant’s Registration Statement on Form S-8, File No. 333-112913)
5.1	Opinion of David M. Henkoff, Esq. (incorporated herein by reference to the Registrant’s Registration Statement on Form S-8, File No. 333-112913)
23.1	Consent of David M. Henkoff, Esq. (included in Exhibit 5.1)
23.2	Consent of Liggett & Webb, P.A.
24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Milton, New York, on July 28, 2021.

SONO-TEK CORPORATION

By:   /s / Dr. Christopher L. Coccio

Christopher L. Coccio
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated. Each person whose signature appears below hereby authorizes Christopher Coccio with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints Christopher L. Coccio, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ Dr. Christopher L. Coccio Christopher L. Coccio	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 28, 2021

/s/ Stephen J. Bagley Stephen J. Bagley	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2021

/s/ R. Stephen Harshbarger R. Stephen Harshbarger	President and Director	July 28, 2021

/s/ Eric Haskell Eric Haskell	Director	July 28, 2021

/s/ Donald F. Mowbray Donald F. Mowbray	Director	July 28, 2021

/s/ Carol O’Donnell Carol O’Donnell	Director	July 28, 2021

/s/ Joseph Riemer Joseph Riemer	Director	July 28, 2021

/s/ Philip Strasburg Philip Strasburg	Director	July 28, 2021